UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – March 2, 2016

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry into a Material Definitive Agreement.

Loan Agreement

On March 2, 2016, Gilla Inc. (“Gilla” or the “Company”) and Gravitas International Corporation (“GIC”) entered into a Loan Agreement (the “Loan Agreement”) whereby GIC would make available to the Company the aggregate principal amount of six hundred and seventy thousand Canadian dollars (CAD $670,000) (the “Loan”) for capital expenditures, marketing expenditures and working capital. Under the terms of the Loan Agreement, the Loan would be made available to the Company by GIC in two (2) equal tranches of three hundred and thirty five thousand Canadian dollars ($335,000) with the first tranche (“Tranche A”) available on the closing date and the second tranche (“Tranche B”) available at the option of GIC on or before May 2, 2016.

The Loan shall bear interest at a rate of six percent (6%) per annum, on the outstanding principal, such interest shall accrue daily and shall be paid monthly, in arrears. The Loan shall mature on March 2, 2018 (the “Maturity Date”), whereby any outstanding principal on the Loan together with all accrued and unpaid interest thereon shall become due and payable. The Company shall also repay five percent (5%) of the initial principal amount of Tranche A and five percent (5%) of the initial principal of Tranche B, only if made available to the Company, monthly in arrears, with the first principal repayment beginning on June 30, 2016. The Company may elect to repay the outstanding principal of the Loan together with all accrued and unpaid interest thereon prior to the Maturity Date without premium or penalty. The Company also agreed to service the Loan during the term prior to making any payments to the Company’s Chief Executive Officer, Chief Financial Officer and Board of Directors.

On March 2, 2016 and in connection to the Loan, the Company issued a total of 1,000,000 warrants for the purchase of Common Stock of the Company (“Common Stock”) at an exercise price of US $0.20 per share (collectively, the “Warrants”), such Warrants expiring on March 2, 2018, with 500,000 Warrants vesting upon the close of Tranche A and the remaining 500,000 Warrants vesting upon the close of Tranche B, if made available to the Company prior to May 2, 2016.

On March 3, 2016, the Company closed Tranche A of the Loan and 500,000 Warrants became fully vested and exercisable.

A copy of such Loan Agreement is attached hereto as Exhibit 10.24 and incorporated herein by reference.

General Security Agreement

In connection with the Loan Agreement, on March 2, 2016, the Company entered into a General Security Agreement (the “GSA”) with GIC, the secured party, granting GIC a general security interest over all of the assets of the Company including property, fixtures, and leasehold interests. The Company shall be required to pay GIC on demand all reasonable costs and expenses (collectively, the “Expenses”) incurred by GIC in connection with the preparation, execution, delivery, registration, and enforcement of the GSA. The Expenses shall accrue interest at a rate equal to the Prime Rate plus four percent (4%) per annum. The “Prime Rate” shall mean the annual rate of interest announced from time to time by Toronto Dominion Bank as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

A copy of such GSA is attached hereto as Exhibit 10.25 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.24	Loan Agreement, by and between the Company and Gravitas International Corporation, dated as of March 2, 2016.

10.25	General Security Agreement, by and between the Company and Gravitas International Corporation, dated as of March 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: March 8, 2016	By:	/s/ J. Graham Simmonds
	Name:	J. Graham Simmonds
	Title:	Chief Executive Officer